UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2005
ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

RiverEdge One, Suite 600 5500 Interstate North Parkway Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
(770) 933-8911

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02           Press Release
     ASSURANCEAMERICA CORPORATION announced its financial results for the second quarter and six months ended June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01           Other Events
(a)           ASSURANCEAMERICA CORPORATION announced its subsidiary, AssuranceAmerica Insurance Company, has received approval from the Texas Department of Insurance to commence insurance operations in that state. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
(b)           ASSURANCEAMERICA CORPORATION announced it has hired Mark H. Hain as its Senior Vice President, General Counsel, and Secretary. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.
(c)           On August 16, 2005, the Company sent a letter to shareholders and others describing certain results of the business for the month of June and the six months ending June 30, 2005. A copy of the letter is attached as Exhibit 99.4 to this Current Report on Form 8-K.
Item 9.01          Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated August 15, 2005, issued by Registrant
99.2	Press Release dated August 18, 2005, issued by Registrant
99.3	Press Release dated August 18, 2005, issued by Registrant
99.4	Letter to Shareholders dated August 16, 2005, issued by Registrant
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2005	ASSURANCEAMERICA CORPORATION
	By:	/s/ Renée Pinczes
Renée Pinczes, Senior Vice President and Chief Financial Officer